Exhibit 23.3
Cawley, Gillespie & Associates, Inc.
PETROLEUM CONSULTANTS

1000 LOUISIANA STREET, SUITE 625	306 WEST SEVENTH STREET, SUITE 302	9601 AMBERGLEN BLVD., SUITE 117
HOUSTON, TEXAS 77002-5008	FORT WORTH, TEXAS 76102-4987	AUSTIN, TEXAS 78729-1106
713-651-9944	817-336-2461	512-249-7000
FAX 713-651-9980	FAX 817-877-3728	FAX 512-233-2618
CONSENT OF CAWLEY, GILLESPIE & ASSOCIATES, INC.
     The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-144512) of Approach Resources Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our report setting forth the estimates of revenues from Approach Resources Inc.’s oil and gas reserves as of December 31, 2004 and December 31, 2005.
     We further consent to the reference to this firm under heading “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas
October 15, 2007